UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2017

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2017, the Board of Directors (the "Board") of UGI Corporation (the "Company") approved amendments to amend and restate the Company’s Bylaws (the "Bylaws"). Among other things, the amendments to the Bylaws:

• Specify that the fiscal year of the Company shall be the twelve-month period determined by the Board from time-to-time.

• Specify that the annual meeting of shareholders shall be held only on the date and at the time fixed by (i) the Board or (ii) a duly authorized committee of the Board.

• Specify that special meetings of the shareholders may be called at any time by (i) the chairman, the vice chairman, the chief executive officer or by the Board, or (ii) by the Secretary of the Company, upon the written request of the record shareholders of the Company as of the record date fixed in accordance with the Bylaws who hold, in the aggregate, not less than twenty percent (20%) of the outstanding shares of the Company that would be entitled to vote at the meeting (the "Requisite Percentage") at the time such request is submitted by the holders of such Requisite Percentage.

• Provide procedural requirements for any business to be brought before a special meeting of shareholders, including, but not limited to, the prerequisites for a shareholder to bring any business before a special meeting of shareholders.

• Specify that the notice of a special meeting of shareholders must state the purpose of the special meeting and the business to be conducted at the special meeting shall be limited to the purpose stated therein.

• Specify that at every meeting of the shareholders the presiding officer of such meeting may include a person chosen by the Board.

• Provide flexibility and discretion to the Board or, in the absence of the Board doing so, the chairman of the meeting to set rules for the conduct of any meeting of the shareholders.

• Provide procedural requirements for any business to be brought before an annual meeting of shareholders, including, but not limited to, the prerequisites for a shareholder to bring any business before an annual meeting of shareholders.

• Specify the advance notice requirements that shareholders are required to comply with when submitting an advance notice of proposed business to be brought before an annual meeting of shareholders to require information about each shareholder proponent and all shareholder proposals.

• Provide procedural provisions for having shareholders request that a record date be set by the Board for determining that the shareholders requesting that a special meeting be called hold, in the aggregate, the Requisite Percentage of outstanding shares of the Company, and requiring informational disclosures to be included with such request that are substantially similar to those required to be included in an advance notice of shareholder proposals or director nominations.

• Provide that any previously scheduled annual or special meeting of the shareholders may be postponed or canceled upon notice given prior to the time previously scheduled for such meeting.

• Provide that each director of the Company shall be a natural person of full age, provided that no person of age 75 years or more shall be eligible for election as a director.

• Specify certain procedural matters relating to the requirements for any director nominations to be brought before a meeting of the shareholders, including, but not limited to, the prerequisites for a shareholder to bring a proposed director nomination before a meeting of the shareholders.

• Specify the advance notice requirements that shareholders are required to comply with when submitting an advance notice of director nominations to be brought before an annual meeting of shareholders to require information about each shareholder proponent and each director candidate.

• Clarify the definition of the meaning of the term "proceeding" with respect to the indemnification of directors, officers and other authorized representatives.

• Provide that, with respect to the advancement of expenses to an indemnified representative, the advance shall be unsecured and interest-free and the Company shall not impose additional conditions to the advancement of expenses or require from the indemnified representative additional undertakings regarding repayment.

In addition to the foregoing, there are various other "clean-up" changes to the Bylaws including, but not limited to, grammatical and other typographical corrections; formatting changes; revisions to headings, titles and captions; and defining and capitalizing certain terms.

The foregoing description of the various amendments included in the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws adopted by the Board on July 25, 2017, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Bylaws of UGI Corporation, Amended and Restated as of July 25, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

July 31, 2017	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Bylaws of UGI Corporation, Amended and Restated as of July 25, 2017.